Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR MONTCLAIR PARC, LLC, a Delaware limited liability company (“Assignee”), all of Assignor's rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated January 27, 2012, (as may be amended, the “Purchase Agreement”), between Montclair Parc Apartments Limited Partnership (“Seller”) and Assignor for the purchase and sale of that certain real property located in Oklahoma City, Oklahoma, as more particularly described in Exhibit A attached hereto (the “Property”).
Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.
All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment , and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.
(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this April 10, 2012.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:		/s/ Ana Marie Del Rio
Ana Marie del Rio
Secretary and Vice President

ASSIGNEE:

SIR MONTCLAIR PARC, LLC
an Delaware limited liability company

By:		Steadfast Income Advisor, LLC,
a Delaware limited liability
company, its Manager

	By:	/s/ Ana Marie del Rio
Ana Marie del Rio
Secretary

Exhibit A
DESCRIPTION OF THE LAND
A tract of land located in the Northwest Quarter of Section 8, Township 10 North, Range 3 West of the Indian Meridian, Oklahoma City, Cleveland County, Oklahoma, being described as follows: Commencing at the Northwest Corner of the Northwest Quarter of said Section 8; thence S. 00°02'13" E. along the West line of said Northwest Quarter a distance of 950 feet to the point of beginning; thence East a distance of 1,011.50 feet; thence S. 00°02'13" E. and parallel with the West line of said Northwest Quarter a distance of 1017.22 feet; thence S. 65°55'43" W., a distance of 29.98 feet; thence N. 24°04'17" W., a distance of 96.06 feet; thence West a distance of 945 feet to a point on the West line of said Northwest Quarter; thence N. 00°02'13" W. along the West line of said Northwest Quarter a distance of 941.74 feet to the point of beginning.